                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 21, 1998

                           --------------------------

                            ARM FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                               33-67268                                61-1244251
   (State or other                    (Commission File Number)                    (I.R.S. Employer
    jurisdiction                                                                Identification No.)
  of incorporation)

---------------------------------------------------------------------------------------------------



         515 WEST MARKET STREET
          LOUISVILLE, KENTUCKY                                                         40202
(Address of principal executive offices)                                             (Zip Code)
---------------------------------------------------------------------------------------------------


       Registrant's telephone number, including area code: (502) 582-7900

ITEM 5. OTHER EVENTS.

         On April 21, 1998, ARM Financial Group, Inc. (the "Company") announced that its operating earnings for the first quarter of 1998 were $10.0 million, or 41 cents per share, compared to pro forma operating earnings of $7.0 million, or 29 cents per share, for the same period in 1997, an increase of 41% per share. Operating earnings is defined as net income applicable to common shareholders excluding, net of tax, realized investment gains and losses, non-recurring charges and for 1997, income from defined benefit pension plan asset management operations which were sold in November 1997. Pro forma operating earnings in 1997 include a pro forma adjustment to reflect investment income at an assumed rate of 7.5% on the net proceeds of the Company's initial public offering of Class A Convertible Common Stock assuming it occurred on January 1, 1997.

         Total sales rose to $568.7 million for the first quarter of 1998 compared to $353.7 million for the first quarter of 1997. This represents a 61% increase over the same period one year ago. Total retail sales increased by 16% to $121.5 million due to new product introductions and expanded distribution capabilities. Total institutional sales increased 80% to $447.2 million due to increased sales of institutional funding agreements.

         Net investment spread increased to $22.7 million for the first quarter of 1998 from $18.4 million for the same period in 1997. Net income applicable to common shareholders increased to $9.8 million, or 40 cents per share, from $6.4 million, or 37 cents per share. Net income in the first quarter of 1998 includes a one-time $3.6 million charge as part of a retirement arrangement for John Franco, the Company's former co-chairman and co-chief executive officer. This charge consists of a $2.1 million non-cash item in connection with the vesting of the unvested portion of Mr. Franco's stock options and a $1.5 million item for the remaining compensation under his employment agreement. Net income in 1998 also includes realized investment gains, net of tax, of $3.4 million.
Net income in the first quarter of 1997 included a charge of $1.4 million as part of the Company's consolidation of operating facilities and realized investment gains, net of tax, of $1.5 million.

         The following table sets forth selected historical information of the Company and its subsidiaries for the three months ended March 31, 1998 and 1997.

                                                            Three Months Ended March 31,
                                                               ---------------------
                                                                 1998         1997
                                                               ---------------------
(In thousands, except per share amounts and where noted)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Net investment spread                                          $ 22,726     $ 18,375
Fee income                                                        4,658        5,520
Other income and expenses (excluding non-recurring charges)     (12,499)     (14,257)
Non-recurring charges                                            (3,570)      (1,445)
Realized investment gains                                         5,165        2,231
                                                               ---------------------
Income before federal income taxes                               16,480       10,424
Federal income tax expense                                       (5,499)      (2,814)
                                                               ---------------------
Net income                                                       10,981        7,610
Dividends on preferred stock                                     (1,188)      (1,188)
                                                               ---------------------
Net income applicable to common shareholders                   $  9,793     $  6,422
                                                               =====================


Operating earnings (pro forma in 1997 (1))                     $ 10,006     $  6,976
                                                               =====================

Per common and common equivalent share (diluted):
       Net income                                              $   0.40     $   0.37
                                                               =====================
       Pro forma operating earnings                            $   0.41     $   0.29
                                                               =====================

SELECTED DATA

Sales (in millions):
       Retail                                                  $  121.5     $  105.1
       Institutional                                              447.2        248.6
                                                               ---------------------

Total sales                                                    $  568.7     $  353.7
                                                               =====================

Total assets under management (in billions) (2)                $    7.5     $    5.1
                                                               =====================

(1) Operating earnings is defined as net income applicable to common shareholders, excluding, net of tax, realized investment gains and losses, non-recurring charges and for 1997, income from defined benefit pension plan asset management operations which were sold, and for 1997, includes the net pro forma effect on earnings assuming the Company's initial public offering of common stock had occurred on January 1, 1997.

(2) Assets under management accepted both on and off the Company's balance sheet.

         In connection with its April 21, 1998 announcement of operating earnings for the first quarter of 1998, the Company made available a quarterly statistical supplement of the Company dated March 31, 1998.

ITEM 7(C). EXHIBITS FILED.

         The following exhibits are filed as part of this report on Form 8-K:


Number
Assigned in
Regulation S-K,
Item 601            Description of Exhibit
--------            ----------------------
99.1                Quarterly statistical supplement of the Company dated March 31, 1998.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              ARM FINANCIAL GROUP, INC.


                              By: /s/    MARTIN H. RUBY
                                  ----------------------------------------------
                                  Name:  Martin H. Ruby
                                  Title: Chairman of the Board of Directors and
                                         Chief Executive Officer (Principal
                                         Executive Officer)


Date:   April 22, 1998